UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2017

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of Dr. Edward B. Roberts’s resignation from the registrant’s Board of Directors effective January 31, 2017 as reported herein, the compensation committee (the “Compensation Committee”) of the registrant’s Board of Directors will have only one member, and the registrant will no longer comply with Nasdaq Listing Rule 5605(d)(2), which requires companies with securities listed on Nasdaq to have a compensation committee composed of at least two directors.

The registrant will rely on the cure period provided by Nasdaq Listing Rule 5605(d)(4), which will permit the vacancy caused by Mr. Roberts’s resignation from the Compensation Committee to continue until July 30, 2017. The registrant expects to fill the vacancy before the expiration of the cure period.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Edward B. Roberts has submitted his resignation as a member of the Board of Directors of the registrant, effective January 31, 2017. Dr. Roberts’s resignation did not result from any disagreement with the registrant on any matter relating to the registrant’s operations, policies, or practices.

Dr. Roberts has agreed to provide consulting services to the registrant from time to time through January 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 25, 2017	SOHU.COM INC.

	By:	/s/ Joanna Lv
Joanna Lv Acting Chief Financial Officer